The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 29, 2012

Filed Pursuant to Rule 424(B)(2)
Registration No. 333-179784

Preliminary Prospectus Supplement

(To Prospectus dated February 29, 2012)

$

Rayonier Inc.

  % Senior Notes due 2022

The notes will mature on                     , 2022. The notes will bear interest at the rate of         % per year. Interest on the notes is payable on              and              of each year, beginning on                     , 2012. We may redeem the notes in whole or in part at the redemption prices set forth under “Description of the Notes—Optional Redemption.” In addition, if we experience a Change of Control Triggering Event, we may be required to offer to repurchase the notes from holders unless the notes have already been called for redemption. See “Description of Notes—Change of Control Triggering Event.”

The notes will be our unsecured and unsubordinated indebtedness and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will be fully and unconditionally guaranteed by our existing and future subsidiaries that guarantee our principal senior credit facility. The guarantees will be unsecured and unsubordinated obligations of each of the subsidiary guarantors and will rank equally with each subsidiary guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will not be listed on any securities exchange or any automated dealer system. Currently, there is no public market for the notes.

Investing in the notes involves risks that are described under “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2011.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us(1)		%	$

(1)	Plus accrued interest, if any, from , 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream and the Euroclear System, on or about             , 2012.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Credit Suisse

                    , 2012

You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein or that is contained in a free writing prospectus relating to the notes. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the notes in any jurisdiction where their offer or sale is not permitted. The information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the cover page of this prospectus supplement and the information incorporated herein by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

About This Prospectus	1
Where You Can Find More Information	1
Forward-Looking Information	2
The Company	4
Risk Factors	5
Use of Proceeds	5
Ratios of Earnings to Fixed Charges	5
Description of Debt Securities	5
Descriptions of Guarantees	19
Description of Capital Stock	21
Description of Warrants	24
Certain Federal Income Tax Consequences	26
Plan of Distribution	33
Legal Matters	35
Experts	35

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally when we refer to this prospectus, we are referring to both this prospectus supplement and the base prospectus combined. You should read this prospectus supplement along with the accompanying base prospectus, the documents incorporated by reference herein and therein, as well as any free writing prospectus that is filed. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

TERMS USED IN THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, references in this prospectus supplement to the “Company,” “Rayonier,” “we,” “our” and “us” refer to Rayonier Inc. and its subsidiaries, and references in this prospectus supplement to the “subsidiary guarantors” refer to the subsidiaries of Rayonier Inc. that will fully and unconditionally guarantee the obligations of Rayonier Inc. under the notes.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference contains forward-looking statements. These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain, and investors should recognize that events and actual results could turn out to be significantly different from our expectations. For example, when used in this document or in documents incorporated in this document by reference, words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar expressions are intended to identify forward-looking statements. You are cautioned that actual results could differ materially from those anticipated in forward-looking statements. Any forward-looking statements, including statements regarding the intent, belief or current expectations of us or our management, are not guarantees of future performance and involve risks, uncertainties and assumptions about us and the industry in which we operate, including, among other things, with respect to:

•	the effect of the current economic downturn, which is impacting many areas of our economy, including the housing market, availability and cost of credit, and demand for our products and real estate;

•	the cyclical and competitive nature of the industries in which we operate;

•	fluctuations in demand for, or supply of, our forest products and real estate offerings;

•	entry of new competitors into our markets;

•	changes in global economic conditions and world events, including political changes in particular regions or countries;

•	the uncertainties of potential impacts of climate-related initiatives;

S-ii

•	changes in energy and raw material prices, particularly for our Performance Fibers and Wood Products businesses;

•

impacts of the rising cost of fuel, including the cost and availability of transportation for our products, both domestically and internationally, and the cost and availability of third party logging and trucking services;

•	unanticipated equipment maintenance and repair requirements at our manufacturing facilities;

•	the geographic concentration of a significant portion of our timberland;

•	our ability to identify, finance and complete timberland acquisitions;

•

changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•

adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals;

•	interest rate and currency movements;

•	our capacity to incur additional debt, and any decision we may make to do so;

•	changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors;

•	the ability to complete like-kind exchanges of property;

•	changes in key management and personnel;

•

our ability to continue to qualify as a real estate investment trust (“REIT”) and to fund distributions using cash generated through our taxable REIT subsidiaries and changes in tax laws that could reduce the benefits associated with REIT status;

•	our ability to execute our cellulose specialties expansion at our Jesup, Georgia performance fibers mill within our budgeted time and capital expenditure target; and

•	our ability to sell new cellulose specialties volume from our cellulose specialties expansion at our Jesup, Georgia performance fibers mill to our customers.

In addition, specifically with respect to our real estate business:

•	the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property;

•	the current downturn in the housing market;

•

the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control;

•	the potential for legal challenges to entitlements and permits in connection with our properties;

S-iii

•	unexpected delays in the entry into or closing of real estate transactions;

•	the existence of competing developers and communities in the markets in which we own property;

•	the pace of development and the rate and timing of absorption of existing entitled property in the markets in which we own property;

•	changes in the demographics affecting projected population growth and migration to the southeastern United States;

•

changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties;

•	the cost of the development of property generally, including the cost of property taxes, labor and construction materials;

•	the timing of construction and availability of public infrastructure; and

•	the availability of financing for real estate development and mortgage loans.

The above description of risks and uncertainties is not all-inclusive, but designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see the section herein entitled “Risk Factors” and similar discussions in our Securities and Exchange Commission (or SEC) filings, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated herein by reference, and the other documents incorporated herein by reference.

All forward-looking statements in this prospectus supplement are based on information available to us on the date of this prospectus supplement. We do not intend to update or revise any forward-looking statements that we may make in this prospectus supplement or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise, unless required to do so under federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov. Such filings are also available at our website at http://www.rayonier.com. Materials on our website are not a part of this prospectus.

Our common stock is quoted on the New York Stock Exchange under the symbol “RYN”, and our SEC filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We have filed a registration statement with the SEC to register the securities offered by this prospectus supplement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its internet website.

The SEC allows Rayonier to “incorporate by reference” the information it has filed with the SEC. This means that Rayonier can disclose important information to you without actually including the specific

S-iv

information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that Rayonier files later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (or the Exchange Act) (excluding any information furnished and not filed with the SEC) are incorporated by reference in this prospectus until the termination of each offering under this prospectus.

We incorporate by reference in this prospectus supplement the following documents that we have previously filed with the SEC (Registration File No. 001-06780):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed February 28, 2012.

•	Current Report on Form 8-K filed January 4, 2012.

These reports contain important information about us, our financial condition and our results of operations.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will also be deemed to be incorporated herein by reference and will automatically update and supersede this information. Nothing in this prospectus supplement shall be deemed to incorporate information furnished to, but not filed with, the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Rayonier at: Rayonier Inc., 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida, 32207 (Attention: Vice President and General Counsel). Our telephone number is (904) 357-9100.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. If information in incorporated documents conflicts with information in this prospectus supplement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. We have not authorized anyone else to provide you with any information.

S-v

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference to understand fully the terms of the notes. You should also read “Risk Factors” contained in this prospectus supplement for more information about important risks that you should consider before buying notes in this offering.

Rayonier Inc.

Overview

We are a leading international forest products company primarily engaged in activities associated with timberland management, the sale and entitlement of real estate, and the production and sale of high value specialty cellulose fibers and fluff pulp. We believe we are the seventh largest private timberland owner in the United States. We own, lease or manage approximately 2.7 million acres of timberland and real estate located in the United States and New Zealand. Included in this property is approximately 200,000 acres of high value real estate located primarily along the coastal corridor from Savannah, Georgia to Daytona Beach, Florida. We own and operate two specialty cellulose mills in the United States. In addition, we manufacture lumber in three sawmills in Georgia and engage in the trading of logs.

We operate in four reportable business segments: Forest Resources, Real Estate, Performance Fibers and Wood Products. Forest Resources sales include all activities that relate to the harvesting of timber. Real Estate sales include all property sales, including those designated as higher and better use (or HBU). The assets of the Real Estate segment include HBU property held by our real estate subsidiary, TerraPointe LLC. The Performance Fibers segment includes two major product lines: cellulose specialties and absorbent materials. The Wood Products segment is comprised of lumber operations. Our remaining operations include harvesting and selling timber acquired from third parties (log trading). For the year ended December 31, 2011, we generated consolidated sales of approximately $1.5 billion and consolidated net income of approximately $276.0 million. In 2011, a group of customers under the common control of Eastman Chemical Company (and its affiliates), Celanese and Nantong Cellulose represented approximately 15%, 11% and 11% of our consolidated sales, respectively.

The Company is a REIT. Under this structure, we are generally not required to pay federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities contingent upon meeting applicable distribution, income, asset, shareholder and other tests. Our U.S. timber operations are primarily conducted by our wholly-owned REIT subsidiaries. Our non-REIT qualifying operations, which are subject to corporate-level tax, are held by our wholly-owned taxable REIT subsidiary, Rayonier TRS Holdings Inc. (or Rayonier TRS). These operations include our Performance Fibers, Wood Products and trading businesses, as well as the sale and entitlement of HBU properties.

Forest Resources

Our Forest Resources segment owns, leases or manages approximately 2.7 million acres of timberlands, and sells standing timber (primarily at auction to third parties) and delivered logs. We also generate non-timber income from other land related activities. In 2011, we acquired approximately 308,000 acres of U.S. timberlands primarily located in the Gulf States region of the United States.

Our Atlantic U.S. timberland holdings consist of approximately 1.1 million acres. Approximately two-thirds of this land supports intensively managed plantations of predominantly slash pine and loblolly pine. The other one-third of this land is too wet to support pine plantations, but supports productive natural stands of slash pine, cypress, black gum, water oaks, red maple, sweetgum and other commercial hardwood species.

Our Gulf States U.S. timberland holdings consist of approximately 0.7 million acres. Approximately four-fifths of this land supports pine plantations of predominantly loblolly pine. The other one-fifth of this land is too wet or too steep to support pine plantations, but supports productive natural stands of loblolly pine, water oaks, black gum, sweetgum and other commercial hardwood species.

Our Northern U.S. timberland holdings consist of approximately 0.5 million acres. Washington timberlands constitute 0.4 million acres and are primarily second and third growth western-hemlock, Douglas-fir, Sitka spruce and western red cedar. Approximately 87% of the merchantable volume of the Washington timberlands is western-hemlock and Douglas-fir. A small percentage of the Washington timberlands supports natural hardwood stands of predominantly red alder. New York timberlands are almost entirely managed as uneven, aged stands of Appalachian hardwood and softwood species. The predominant species are red maple, sugar maple, spruce-fir, beech, black cherry and yellow birch.

In addition, we have a 26% interest in a New Zealand joint venture (or the JV), which we manage. The JV owns or leases approximately 0.3 million acres of primarily radiata pine timberland.

For the year ended December 31, 2011, our Forest Resources segment had sales of approximately $215 million and operating income of approximately $47 million.

Real Estate

Our Real Estate segment owns approximately 0.1 million acres of land. We segregate our real estate holdings into three groups: development HBU, rural HBU (including conservation properties) and non-strategic timberlands. Development properties are predominantly located in the 11 coastal counties between Savannah, Georgia and Daytona Beach, Florida. Our strategy is to pursue and obtain entitlements for selected development properties, to sell rural properties at a premium to timberland values and to divest non-strategic timberland holdings that do not meet our investment criteria.

For the year ended December 31, 2011, our Real Estate segment had sales of approximately $71 million and operating income of approximately $47 million.

Performance Fibers

We are a leading manufacturer of high value specialty cellulose fibers and absorbent materials with production facilities in Jesup, Georgia and Fernandina Beach, Florida, which have a combined annual capacity of approximately 745,000 metric tons. These facilities manufacture more than 25 different grades of fibers. Our Jesup facility can produce approximately 590,000 metric tons, or 79% of our total capacity, and the Fernandina Beach facility can produce approximately 155,000 metric tons, or 21% of our total capacity. Approximately 63% of Performance Fibers segment sales are exported, primarily to customers in Asia and Europe. We have long-term contracts with the world’s largest manufacturers of acetate-based products and other key customers that extend through 2013 to 2017 and represent a significant majority of our high value cellulose specialties production. Our Performance Fibers segment has two major product lines:

Cellulose Specialties — We are a leading producer of specialty cellulose products, most of which are used in dissolving chemical applications that require a highly purified form to produce cellulose acetate and ethers that create high value, technologically demanding products. Our products are used in a wide variety of end uses such as: cigarette filters, liquid crystal display screens, acetate textile fibers, pharmaceuticals, cosmetics, photographic film, impact-resistant plastics, high-tenacity rayon yarn for tires and industrial hoses, detergents, food casings, food products, thickeners for oil well-drilling muds, lacquers, paints, printing inks and explosives. In addition, cellulose specialties include high value specialty paper applications used for decorative laminates, automotive air and oil filters, shoe innersoles, battery separators, circuit boards and filter media for the food industry.

Absorbent Materials — We are a producer of fibers for absorbent hygiene products. These fibers are typically referred to as fluff fibers and are used as an absorbent medium in products such as disposable baby diapers, feminine hygiene products, incontinence pads, convalescent bed pads, industrial towels and wipes, and non-woven fabrics.

In May 2011, our Board of Directors approved a $300 million capital project to convert a fiber line at our Jesup, Georgia mill from production of absorbent materials to cellulose specialties (the cellulose specialties expansion or CSE). The CSE will add approximately 190,000 metric tons of cellulose specialties capacity, bringing total cellulose specialties capacity to about 675,000 metric tons. Upon completion of the CSE project, we will be exiting the more commodity-like absorbent materials business (about 260,000 metric tons of capacity). With commitments for 85% of the new volume already in hand, this additional volume is close to being fully committed. We spent $43 million on the project in 2011 and we are on pace to complete the CSE project by mid-2013. This expansion will help further differentiate our business as we will be able to increase our focus on high-end specialty pulp and the development of customer specific applications.

For the year ended December 31, 2011, our Performance Fibers segment had sales of approximately $1.0 billion and operating income of approximately $298 million. In 2011, a group of customers under the common control of Eastman Chemical Company (and its affiliates), Celanese and Nantong Cellulose represented approximately 21%, 16% and 16% of our Performance Fibers segment’s sales, respectively.

Wood Products

Our Wood Products segment manufactures and sells dimension lumber. We operate three lumber manufacturing facilities in the United States that produce southern pine lumber, which is generally used for residential and industrial construction. Located in Baxley, Swainsboro and Eatonton, Georgia, the mills have a combined annual capacity of approximately 375 million board feet of lumber and 700,000 short green tons of wood chips. In 2011, we continued to operate at reduced production levels due to soft demand from a weak housing market and expect to operate at reduced production levels in 2012 unless market conditions improve.

For the year ended December 31, 2011, our Wood Products segment had sales of approximately $68 million and operating losses of approximately $2 million.

Competitive Strengths

We believe that the following competitive strengths position us well to execute our business strategies:

•

Large, geographically diverse acreage position. We have a large and geographically diverse portfolio, owning or leasing approximately 2.4 million acres of timberland and real estate in Georgia, Florida, Alabama, Oklahoma, Arkansas, Mississippi, Texas, Louisiana, New York and Washington. This is important as it provides significant end market and species diversification. In the southeastern United States, we sell to a variety of end users such as pulp producers, engineered products manufacturers, biomass facilities and sawmills. Most of our timber is sold at auction which allows significant flexibility to capture favorable market dynamics on a local basis. Our Washington property also has a competitive advantage due to its proximity to five ports. Approximately one third of our 2011 Washington state harvest went to export markets. In addition, we have a 26% interest in a New Zealand joint venture that we manage, which owns or leases approximately 0.3 million acres of timberland. More than half of our JV’s harvest is exported to Asia. We were one of the first forest products companies to enter China and have had a presence there for more than thirty years. As a result, we have long-standing relationships and believe that we have excellent market knowledge.

•

Leading manufacturer of high value specialty cellulose fibers. We are a leading manufacturer of high value specialty cellulose products. Our production facilities in Jesup, Georgia and Fernandina Beach, Florida manufacture more than 25 different grades of cellulose specialties fibers, customized to each customer’s exacting specifications. We are the only company in the world that can produce cellulose specialties from both softwood and hardwood fibers using either a kraft or sulphite process. This capability, along with 80 years of experience and process know-how, provides a significant competitive advantage.

•

Long-term contracts for high-value cellulose specialties. We have entered into long-term volume contracts with the world’s largest manufacturers of acetate-based products and other key customers that extend through 2013 to 2017 and represent a significant majority of our high value cellulose specialties production.

•

Geographically diverse sales and diverse customer base. We sell our products to a variety of domestic and foreign customers in the United States, Europe, Asia, Latin America, New Zealand and Canada. In 2011, sales to China, Europe, Japan, other Asia and Latin America represented 19%, 12%, 11%, 4% and 2%, respectively, of our total sales.

Business Strategies

Our business strategies are as follows:

•

Increase the size and quality of our timberland holdings through timberland acquisitions while selling timberlands that no longer meet our strategic or financial return requirements. In 2011, we acquired 308,000 acres of U.S. timberlands and the JV acquired 10,000 acres of timberlands.

•	Extract maximum value from our HBU properties. This includes entitling development property and maintaining a rural HBU sales program for conservation, recreation and industrial uses.

•

Differentiate our Performance Fibers business by developing and improving products for customer specific applications. We emphasize operational excellence to ensure quality, reliability and efficiency. In 2011, we began converting the fluff pulp line at our Jesup, Georgia mill to produce cellulose specialties products. We expect this conversion to be complete in mid-2013.

Principal Executive Offices

Our principal executive offices are located at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida, 32207. Our telephone number is (904) 357-9100.

The Offering

The following summary describes the principal terms of the notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Notes” for a more detailed description of the terms and conditions of the notes. All references in the follow summary to “we,” “our” and “us” refer to only Rayonier Inc. and not its subsidiaries.

Issuer	Rayonier Inc.

Securities Offered	$ % Senior Notes due 2022.

Maturity	The notes will mature on , 2022.

Interest	The notes will bear interest at the rate of % per year. Interest on the notes is payable on and of each year, beginning on , 2012. Interest on the notes will accrue from and including , 2012.

Optional Redemption	We may redeem the notes at our option, in whole or in part, at any time prior to , (three months prior to the maturity date of the notes) at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”), plus     basis points,

plus accrued and unpaid interest on the notes to the redemption date.

We may redeem the notes at our option, in whole or in part at any time on or after , (three months prior to the maturity date) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes to the redemption date.

Offer to Purchase Upon a Change of Control Triggering Event	If we experience a “Change of Control Triggering Event” (as defined in “Description of the Notes—Change of Control Triggering Event”), we will be required, unless we have exercised our right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Guarantees	The notes will be fully and unconditionally guaranteed by our existing and future subsidiaries that guarantee our principal senior credit facility.

Ranking	The notes will be our unsecured and unsubordinated indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The guarantees will be unsecured and unsubordinated obligations of each subsidiary guarantor and will rank equally with each subsidiary guarantor’s current and future unsecured and unsubordinated indebtedness.

The notes and the guarantees will effectively rank junior to any of our and the subsidiary guarantors’ current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 2011, we had secured indebtedness of approximately $88.6 million.

The notes will not be guaranteed by all of our subsidiaries and will therefore be effectively subordinated to all existing and future liabilities of our subsidiaries that are not guaranteeing the notes (excluding any amounts owed by such subsidiaries to us). For the year ended December 31, 2011, our non-guarantor subsidiaries had sales of approximately $383.5 million (of which approximately $143.6 million were intercompany sales) and net income of approximately $206.0 million (of which approximately $112.8 million was from intercompany transactions). As of December 31, 2011, the total liabilities of our non-guarantor subsidiaries were approximately $325.4 million (which included approximately $215.0 million of intercompany payables) and approximately $88.6 million of secured indebtedness. The total assets of our non-guarantor subsidiaries were approximately $1.5 billion as of December 31, 2011. In addition, our non-guarantor subsidiaries are also the primary obligors of $112.5 million of debt (which is not included in the approximately $325.4 million of total liabilities of our non-guarantor subsidiaries). For additional information regarding our non-guarantor subsidiaries, please see our financial statements and the notes related thereto in the documents incorporated by reference in this prospectus supplement.

Use of Proceeds	Net proceeds from this offering are expected to be approximately $ million after deducting the underwriters’ discounts and estimated offering expenses payable by us. We intend to use approximately $150 million of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility and the remainder for general corporate purposes. See “Use of Proceeds.”

Affiliates of the underwriters are lenders under our revolving credit agreement and, accordingly, will receive a substantial portion of the net proceeds from this offering. See “Underwriting—Conflicts of Interest.”

Certain Covenants	The indenture governing the notes will, among other things, limit our ability to:

•	incur secured indebtedness;

•	enter into certain sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

The above restrictions are subject to significant exceptions. See “Description of the Notes—Covenants.”

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (or DTC). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	We may, from time to time, without the consent of or notice to holders of the notes, issue and sell notes identical to the notes offered hereby in all respects (other than the issue date, and to the extent applicable, issue price, first date of interest accrual and first interest payment date of such notes), so that such additional notes shall be consolidated and form a single series with the notes offered hereby for all purposes, including voting.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” for a description of certain risks you should particularly consider before investing in the notes.

Conflicts of Interest	We anticipate using at least 5% of the net proceeds of this offering to repay outstanding indebtedness owed by us to affiliates of certain of the underwriters that are lenders under our revolving credit facility. See “Use of Proceeds.” As a result, this offering is being made in compliance with Rule 5121 of the rules of the Financial Industry Regulatory Authority, Inc. (or FINRA).

Governing Law	New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Summary Financial Data

The following tables present a summary of our financial data for the periods and the dates indicated. Our summary financial data as of and for the years ended December 31, 2011, 2010 and 2009 have been derived from, and should be read together with and are qualified in their entirety by reference to, our audited consolidated financial statements and related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

Year Ended December 31,
2011	2010	2009
(in thousands, except ratios)
Income Statement Data:
Sales	$1,488,642	$1,315,233	$1,168,567
Costs and expenses:
Cost of sales	1,073,732	990,099	914,772
Selling and general expenses	66,541	67,102	62,633
Other operating income, net	(3,829)	(10,519)	(221,172)

1,136,444	1,046,682	756,233
Equity in income (loss) of New Zealand joint venture	4,088	1,033	(2,826)

Operating income before gain on sale of a portion of interest in New Zealand joint venture	356,286	269,584	409,508
Gain on sale of a portion of interest in New Zealand joint venture	—	12,367	—

Operating income	356,286	281,951	409,508
Interest expense	(50,775)	(50,463)	(52,441)
Interest and miscellaneous income, net	851	1,315	1,810

Income before income taxes	306,362	232,803	358,877
Income tax expense	(30,357)	(15,217)	(46,336)

Net income	276,005	217,586	312,541
Other comprehensive income (loss):
Foreign currency translation gains	3,546	4,162	15,980
New Zealand joint venture cash flow hedges gain (loss)	(2,373)	837	(2,305)
(Loss) gain from pension and postretirement benefit costs, net of income tax	(46,263)	6,385	4,879

Comprehensive income	$230,915	$228,970	$331,095

Balance Sheet Data (at end of period):
Cash and cash equivalents	$78,603	$349,463	$74,964
Total property, plant and equipment, net	461,552	385,304	344,939
Total assets	2,569,348	2,363,653	2,252,931
Long-term debt	819,229	675,103	694,999
Total debt	847,339	768,160	699,649
Shareholders’ equity	1,323,073	1,251,582	1,146,206
Other Data:
Cash provided by (used for):
Operating activities	$432,270	$495,390	$307,299
Investing activities	(488,614)	(142,656)	(92,744)
Financing activities	(215,133)	(78,187)	(201,546)
Ratio of earnings to fixed charges	6.86	x	5.56	x	7.79	x

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measurement. We use EBITDA because we believe that such a measurement is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by some investors and others to make informed investment decisions. You should not consider it in isolation from, or as a substitute for, net income prepared in accordance with GAAP or as a measure of profitability.

The following table presents our EBITDA and reconciles our net income to our EBITDA for the periods indicated:

	Year Ended December 31,
	2011	2010	2009
	(in millions)
Net income	$276	$218	$313
Depreciation, depletion and amortization	136	143	158
Income tax expense	30	15	46
Interest, net	50	49	51

EBITDA	$492	$425	$568	(1)

(1)	Includes $205 million related to an alternative fuel mixture credit.

RISK FACTORS

This offering involves a high degree of risk. Before deciding to invest in the notes, you should consider carefully the risks and uncertainties described below and the risks relating to our businesses, which are incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2011, and all of the other information included or incorporated by reference in this prospectus supplement. If any of these risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our operating subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our interest in our operating subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our operating subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our revolving credit facility and applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control triggering event, we may be required to adopt one or more alternatives, such as a refinancing of the notes or a sale of assets. We may not be able to refinance the notes or sell assets on acceptable terms, or at all. Although the subsidiary guarantors will guarantee our payment obligations on the notes, these guarantees may be released under certain circumstances. See “—The notes and the guarantees will be unsecured and effectively subordinated to our and the subsidiary guarantors’ existing and future secured indebtedness” and “Description of the Notes—Subsidiary Guarantees.”

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests, if any, of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests, if any, and their trade creditors before they will be able to distribute any of their assets to us. For the year ended December 31, 2011, our non-guarantor subsidiaries had sales of approximately $383.5 million (of which approximately $143.6 million were intercompany sales) and net income of approximately $206.0 million (of which approximately $112.8 million was from intercompany transactions). As of December 31, 2011, the total liabilities of our non-guarantor subsidiaries were approximately $325.4 million (which included approximately $215.0 million of intercompany payables) and approximately $88.6 million of secured indebtedness. The total assets of our non-guarantor subsidiaries were approximately $1.5 billion as of December 31, 2011. In addition, our non-guarantor subsidiaries are also the primary obligors of $112.5 million of debt (which is not included in the approximately $325.4 million of total liabilities of our non-guarantor subsidiaries). See footnote (3) on page S-16. The indenture governing the notes does not limit the ability of our non-guarantor subsidiaries to incur additional indebtedness.

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We currently have, and following this offering will continue to have, a substantial amount of indebtedness. As of December 31, 2011, after giving effect to this offering and the application of the net proceeds therefrom,

we would have had total debt of approximately $             million, which would have consisted of $             million of notes offered hereby and no borrowings outstanding under our revolving credit agreement. See “Capitalization.” In addition, the $150.0 million used to repay borrowings under our revolving credit agreement with a portion of the net proceeds from this offering may be reborrowed by us and we may also incur additional indebtedness in the future. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in the industries in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Despite our and our subsidiaries’ current level of indebtedness, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes offered hereby do not prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes offered hereby and the related guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes and our revolving credit agreement, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

The notes and the guarantees will be unsecured and effectively subordinated to our and the subsidiary guarantors’ existing and future secured indebtedness.

The notes and the guarantees will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor (to the extent of the assets securing such indebtedness). Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future subject to certain limitations. As of December 31, 2011, after giving effect to this offering and the application of the net proceeds therefrom, we would have had $              million of debt outstanding, $88.6 million of which was secured indebtedness. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that ranks ahead of the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events or in the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a non-guarantor subsidiary, as described below, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided (and the notes would then become structurally subordinated to the indebtedness and other liabilities of the subsidiary the guarantee of which is voided), or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

As of December 31, 2011, the total liabilities of the subsidiary guarantors was approximately $1.2 billion.

In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event with respect to the notes, we will be required to make an offer to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, if any, accrued to, but not including, the repurchase date, unless the notes have already been called for redemption. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions) that could negatively impact the value of your notes. For a Change of Control Triggering Event to occur, there must be both a Change of Control and a ratings downgrade to below investment grade by each Rating Agency (as defined in the indenture). As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes and other indebtedness.

We will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, unless the notes have already been called for redemption. However, we may not have sufficient funds to repurchase the notes in cash if and when required to do so. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes and other indebtedness.

Our credit ratings may not reflect all risks of your investments in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

There is no assurance that any active trading market will develop for the notes.

There is no established public market for the notes. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue their market-making activities at anytime without notice. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. Therefore, no assurance can be given that a market for the notes will develop or continue, as to the liquidity of any market that does develop or as to your ability to sell any notes you may own or the price at which you may be able to sell your notes.

We do not intend to apply for listing of the notes on any securities exchange or any automated dealer system. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $             million from this offering, after deducting the underwriters’ discounts and estimated offering expenses payable by us.

We intend to use approximately $150 million of the net proceeds from this offering to repay borrowings outstanding under our revolving credit facility and the remainder for general corporate purposes. The amount of borrowings outstanding under our revolving credit facility was $150.0 million as of February 28, 2012. Amounts repaid under our revolving credit facility may be re-borrowed, subject to the terms of the facility. The proceeds of these borrowings were used primarily for our acquisition of 308,000 acres of U.S. timberlands in 2011. Our revolving credit agreement matures on April 21, 2016. The interest rate under the revolving credit agreement is LIBOR plus 105 basis points plus a facility fee of 20 basis points. The weighted average interest rate on borrowings outstanding under the revolving credit agreement during 2011 was approximately 1.48%.

Affiliates of the underwriters are lenders under our revolving credit agreement and, accordingly, will receive a substantial portion of the net proceeds from this offering. See “Underwriting—Conflicts of Interest.” We may reborrow any amounts repaid under our revolving credit agreement, subject to its terms.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2011 on an actual basis and on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds.”

The actual information in the table is derived from, and you should read the information below in conjunction with, our financial statements and the accompanying notes thereto incorporated by reference in this prospectus supplement. The table should also be read together with the section entitled “Use of Proceeds,” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement.

	As of December 31, 2011
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$78,603	$

Debt:
Revolving credit facility (1)	$150,000	$
3.75% Senior Exchangeable Notes due 2012 (2)	294,622
4.50% Senior Exchangeable Notes due 2015 (2)	163,525
8.64% Installment Note due 2014 (3)	112,500
4.35% Mortgage Notes (4)	88,582
Pollution Control and Solid Waste Bonds due 2012-2020 (5)	38,110
% Senior Notes due 2022 offered hereby	—

Total debt	847,339

Total shareholders’ equity	1,323,073

Total capitalization	$2,170,412	$

(1)	As of February 28, 2012, after giving effect to this offering and the application of the net proceeds therefrom as set forth in “Use of Proceeds,” we would have had no borrowings outstanding under our revolving credit agreement. Rayonier Inc. and Rayonier Operating Company LLC (or ROC), Rayonier TRS and Rayonier Forest Resources, L.P. (or RFR), each a wholly-owned subsidiary of Rayonier Inc., are borrowers under such credit facility. Rayonier Inc., ROC and Rayonier TRS each guarantee the obligations of the other borrowers under such credit facility. The obligations of the borrowers under the revolving credit facility are also guaranteed by the subsidiaries of Rayonier Inc. that will guarantee the notes offered hereby. RFR does not guaranty any obligations under such credit facility.
(2)	The senior exchangeable notes were issued by Rayonier TRS. The obligations of Rayonier TRS with respect to such senior exchangeable notes are guaranteed by Rayonier Inc. and ROC. These notes were discounted by a combined $14.4 million as of December 31, 2011. Upon maturity, the principal amounts due will be $300.0 million for the Senior Exchangeable Notes due 2012 and $172.5 million for the Senior Exchangeable Notes due 2015.

(3)	The installment notes are the obligation of RFR and Rayonier TRS. As part of Rayonier Inc.’s conversion into a real estate investment trust, Rayonier TRS assumed the obligations of RFR under the installment notes, but RFR continues to be the primary obligor of such notes. RFR will not be a guarantor of the notes offered hereby.
(4)	The mortgage notes are the obligation of Rayonier Gulf Timberlands, LLC, a wholly-owned subsidiary of ROC. The mortgage notes are guaranteed by Rayonier Inc. and secured by certain parcels of the 250,000 acres of timberlands acquired by us in November 2011. Rayonier Gulf Timberlands, LLC will not be a guarantor of the notes offered hereby. The mortgage notes were recorded at fair value on the date of such acquisition, which increased the book value of such notes by $4.6 million as of December 31, 2011. Upon maturity in 2017, the principal amount due under such notes will be $84.0 million.
(5)	The pollution control and solid waste bonds bear interest at variable interest rates of 1.60% to 1.65% at December 31, 2011. The pollution control and solid waste bonds are the obligation of Rayonier Inc. and Rayonier TRS. As part of Rayonier Inc.’s conversion into a real estate investment trust, Rayonier TRS assumed the obligations of Rayonier Inc. under the pollution control and solid waste bonds, but Rayonier Inc. continues to be the primary obligor of such bonds.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the “senior debt securities” of Rayonier Inc. set forth in the accompanying prospectus, to which reference is made. References to “we,” “us” and “our” in this section are only to Rayonier Inc. and not to its subsidiaries.

General

The notes will be issued as a series of senior debt securities under an indenture to be entered into among us, the subsidiary guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture. As used herein, the “indenture” refers to the base indenture as so supplemented with respect to the notes. The terms of the indenture are more fully described in the accompanying prospectus. The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The following summary of certain provisions of the notes and the indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture. Certain terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus, the notes or the indenture, as the case may be.

The notes will mature on             , 2022. We will pay interest on the notes at the rate of     % per year semi-annually in arrears                      on                      and of each year, beginning on             , 2012, to the registered holders of the notes on the preceding                     or                     , as the case may be. Interest will accrue from and including             , 2012.

If any interest payment date or the maturity date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or the maturity date, as the case may be, to the date of such payment on the next succeeding Business Day. As used in this prospectus supplement, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized by law, regulation or executive order to remain closed.

We are offering the notes in the aggregate principal amount of $            . We may, without the consent of any of the holders of the notes, issue and sell additional notes having the same terms as the notes offered hereby (other than the issue date, and to the extent applicable, issue price, first date of interest accrual and first interest payment date of such notes), so that such additional notes shall be consolidated and form a single series with the notes offered hereby for all purposes, including voting.

The notes will be our unsecured obligations and will rank equally with our other unsecured indebtedness that is not subordinated to the notes. The notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such indebtedness and to all outstanding liabilities and preferred equity of our subsidiaries. See “Risk Factors—The notes and guarantees will be unsecured and effectively subordinated to our and the subsidiary guarantors’ existing and future secured indebtedness.”

The notes will be issued in registered form in denominations of $2,000 and whole multiples of $1,000 in excess of that amount in book-entry form only. See “—Book-Entry Delivery and Settlement,” below.

Subsidiary Guarantees

The notes will initially be fully and unconditionally guaranteed, jointly and severally on a senior unsecured and unsubordinated basis, by each of our subsidiaries that guarantees our Principal Senior Indebtedness. The guarantee of each subsidiary guarantor will be a senior unsecured obligation of that subsidiary guarantor and will be equal in right of payment to all existing and future senior indebtedness of that subsidiary guarantor, effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all of the existing and future indebtedness and other liabilities of any non-guarantor subsidiary of the subsidiary guarantors.

Each subsidiary guarantor will jointly and severally guarantee our obligations under the notes. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Each subsidiary guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the debt securities and their successors, transferees and assigns.

A subsidiary guarantor will be released from its obligations with respect to the notes under the indenture:

(a)	if we exercise our legal defeasance option or our covenant defeasance option as described under “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus or if our obligations under the indenture with respect to the notes are discharged in accordance with the terms of the indenture; or

(b)	upon delivery of written notice to the trustee that the subsidiary guarantor does not guarantee our obligations under any of our Principal Senior Indebtedness and that any other guarantees of Primary Senior Indebtedness of the subsidiary guarantor have been released other than through discharges as a result of payment by such guarantor on such guarantees; or

(c)	such subsidiary is dissolved, sold to a third party or otherwise ceases to be our subsidiary.

“Principal Senior Indebtedness” means (a) indebtedness under our existing five-year revolving credit facility and (b) any future credit, loan or borrowing facility incurred by us to refinance, replace or supplement such facility providing for the incurrence of indebtedness for money borrowed by us in an aggregate amount equal to or greater than $50,000,000.

At our request, and upon delivery to the trustee of an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

If at any time after the issuance of the notes, including following any release of a subsidiary guarantor from its guarantee under the indenture, a subsidiary of ours (including any future subsidiary) guarantees any existing or future Principal Senior Indebtedness of ours, including our existing five-year revolving credit facility, we will within 30 days thereafter cause such subsidiary to guarantee the notes by executing and delivering a supplemental indenture in accordance with the indenture.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. For the year ended December 31, 2011, our non-guarantor subsidiaries had sales of approximately $383.5 million (of which approximately $143.6 million were intercompany sales) and net income of approximately $206.0 million (of which approximately $112.8 million was from intercompany transactions). As of December 31, 2011, the total liabilities of our non-guarantor subsidiaries were approximately $325.4 million (which included approximately $215.0 million of intercompany payables) and approximately $88.6 million of secured indebtedness. The total assets of our non-guarantor subsidiaries were approximately $1.5 billion as of December 31, 2011. In addition, our non-guarantor subsidiaries are also the primary obligors of $112.5 million of debt (which is not included in the approximately $325.4 million of total liabilities of our non-guarantor subsidiaries).

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time prior to                     ,              (three months prior to the maturity date) at a redemption price equal to the greater of:

(i)	100% of the principal amount of the notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus basis points, plus accrued and unpaid interest thereon to the date of redemption.

We may redeem the notes at our option, in whole or in part, at any time on or after             ,              (three months prior to the maturity date) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury

Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed by us or by the trustee on our behalf. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the trustee will select, on a pro rata basis, by lot or by such other method the trustee deems to be appropriate and fair, the notes or portions there to be redeemed.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to our offer; and

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings. See “Risk Factors—The Change of Control Triggering Event provision in the notes provides only limited protection against significant events that could negatively impact the value of your notes.”

Definitions

“Below Investment Grade Rating Event” means the rating on the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)	the consummation of any transaction or series of related transactions (including, without limitation, a merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares;

(3)	we consolidate with, or merge with or into, any Person (other than our subsidiary), or any Person (other than our subsidiary) consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which our outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any parent thereof immediately after giving effect to such transaction;

(4)	the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(5)	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company or any parent thereof immediately after giving effect to such transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties and assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect thereof. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Covenants

In addition to the covenants described in the accompanying prospectus under “Description of Debt Securities—Covenants,” the following covenants will apply to the notes. You can find the definitions of certain terms used in this section under “—Definitions.”

Limitations on Creation of Secured Debt. Neither we nor any Restricted Subsidiary will issue, incur, create, assume or guarantee any Secured Debt without securing the notes equally and ratably with or prior to that Secured Debt unless after giving effect to such transaction, including any concurrent repayment of any Secured Debt, the sum of (A) the total amount of all Secured Debt with which the notes are not at least equally and ratably secured and (B) the Attributable Debt with respect to all sale and lease-back transactions involving Principal Properties entered into after the date of the initial issuance of the notes, other than those permitted under “—Limitations on Sale and Lease-Back Transactions,” would not exceed at the time of incurrence 15% of Consolidated Net Tangible Assets.

Limitations on Sale and Lease-Back Transactions. Subject to the immediately succeeding paragraph, neither we nor any Restricted Subsidiary will enter into any lease with a term longer than three years covering any of our or our Restricted Subsidiary’s Principal Property that is sold to any other person (other than us or any Restricted Subsidiary) in connection with that lease unless either:

(1)	we or any of our Restricted Subsidiaries would be entitled to incur Secured Debt on the Principal Property without equally and ratably securing the notes pursuant to the covenant described in “—Limitations on Creation of Secured Debt” above; or

(2)	an amount equal to the greater of (x) the net proceeds from the sale of such Principal Property or (y) the Attributable Debt with respect to the sale and lease-back transaction is applied within 180 days of such sale to the voluntary retirement or prepayment of our or any Restricted Subsidiary’s long-term Debt which is senior to or equal with the notes or the subsidiary guarantees in right of payment or to the purchase or development of other property that will constitute Principal Property; or

(3)	such sale and lease-back transaction is financed through an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between us or a Restricted Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency.

However, we and any of our Restricted Subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds or Attributable Debt as required above if, after giving effect to such transaction, including any concurrent repayment of Secured Debt, the sum of (A) the total amount of all Secured Debt with which the notes are not at least equally and ratably secured and (B) the Attributable Debt of all sale and lease-back transactions entered into after the date of the initial issuance of the notes (other than as permitted by this covenant), would not exceed at the time of incurrence 15% of Consolidated Net Tangible Assets.

Definitions

“Attributable Debt” means, with regard to a sale and lease-back transaction, the lesser of (A) the fair market value of the property subject thereto as determined in good faith by our management or (B) the discounted present value of all net rentals under the lease. The discount rate used to determine the discounted present value will equal the weighted average rates of all securities then issued and outstanding under the indenture.

“Consolidated Net Tangible Assets” means total assets less the sum of total current liabilities and intangible assets, in each case as set forth on our most recent available quarterly consolidated balance sheet and computed in accordance with accounting principles generally accepted in the United States.

“Debt” means, at any time, all obligations of us and each Restricted Subsidiary, to the extent such obligations would appear as a liability on our consolidated balance sheet, in accordance with generally accepted accounting principles, for indebtedness borrowed money, and all guarantees by us or any Restricted Subsidiary of Debt of others.

“Lien” means a mortgage, security interest, security agreement, pledge, lien, charge or any other encumbrance of any kind (other than any negative pledge).

“Principal Property” means (1) Timberlands, and (2) any mill, manufacturing plant or other facility owned on the date of the indenture or thereafter acquired by us or any Restricted Subsidiary, in each case that is located within the continental United States.

“Restricted Subsidiary” means any direct or indirect domestic subsidiary of ours that owns any Principal Property.

“Secured Debt” means any Debt of ours or any of our Restricted Subsidiaries that is secured by a Lien on any Principal Property or on any stock of, or on any Debt of, a Restricted Subsidiary. Secured Debt does not include Debt secured by:

•	Liens existing at the time of acquisition by us or any of our Restricted Subsidiaries on Principal Property or on any stock of, or on any Debt of, a Restricted Subsidiary, whether or not assumed;

•	Liens to secure Debt among us and/or one of our Subsidiaries or among Subsidiaries;

•	Liens of an entity existing at the time such entity is merged or consolidated with us or a Restricted Subsidiary;

•	Liens on shares of stock or on Debt or other assets of an entity existing at the time such entity becomes a Restricted Subsidiary;

•	Liens of an entity at the time of a sale or lease of the properties of such entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•

Liens on Timberlands in connection with an arrangement under which we and/or one or more of our Restricted Subsidiaries are obligated to cut and pay for timber in order to provide the Lien holder with a specified amount of money, however determined;

•

Liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving the property, or to secure all or part of such property, subject to certain limitations;

•

Liens created or incurred in connection with an industrial revenue bond, industrial development bond, pollution control bond or similar financing arrangement between the Partnership or a Restricted Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency;

•

Liens for taxes, assessments or other governmental charges which are not yet due or which are payable without penalty that are being contested by us or a Restricted Subsidiary, and for which adequate reserves have been created;

•	Liens arising out of litigation or judgments being contested in good faith and by appropriate proceedings;

•

materialmen’s, mechanics’, workmen’s, repairmen’s, landlord’s Liens for rent or other similar Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any of our Restricted Subsidiaries in good faith and by appropriate proceedings;

•	Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

•	Liens existing at the date of the indenture; or

•	Liens constituting any extension, renewal or replacement of any Lien listed above to the extent the amount of the Debt secured by such Lien is not increased.

“Timberlands” means any real property of ours or any Restricted Subsidiary located within the continental United States which contains (or upon completion of a growth cycle then in process is expected to contain) standing timber of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development and not primarily for the production of timber.

Book-Entry Delivery and Settlement

Global Notes

We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes of either series represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following discussion summarizes certain U.S. federal income tax considerations, and in the case of a non-U.S. holder (as defined below), U.S. federal estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (or the Code), applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

This discussion is limited to holders who purchase the notes in this offering for a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any non-U.S., state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. Dollar;

•	persons holding notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	persons deemed to sell the notes under constructive sale provisions of the Code;

•	entities that are tax-exempt for U.S. federal income tax purposes; and

•	partnerships and other pass-through entities and holders of interests therein.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.

INVESTORS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AS WELL AS THE APPLICABILITY OF ANY INCOME TAX TREATY.

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control Triggering Event”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the U.S. Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. However, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Prospective investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Consequences to U.S. Holders

You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Interest on the Notes

Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the Notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other disposition. Long-term capital gains of individuals, estates and trusts may be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

Information reporting will apply to payments of interest on, and the proceeds of the sale or other disposition (including a redemption or retirement) of, notes held by you, and backup withholding may apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of notes that is an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Notes

Payments to you of interest on the notes generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•

you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with your conduct of a U.S. trade or business.

You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to the withholding agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide the withholding agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. (See “—Income or Gain Effectively Connected with a U.S. Trade or Business”).

Disposition of the Notes

You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you, then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates. Effectively connected income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to us or our paying agent a properly executed IRS Form W-8ECI (or IRS Form W-8BEN if a treaty exemption applies) or successor form. If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

U.S. Federal Estate Tax

If you are an individual and are not a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, the notes owned by you will not be included in your estate for U.S. federal estate tax purposes provided that, at the time of your death, interest on the notes qualifies for the portfolio interest exemption under the rules described above (without regard to the certification requirement required to qualify for the portfolio interest exemption).

Information Reporting and Backup Withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.

U.S. backup withholding generally will not apply to payments to you of interest on a note if the statement described in “—Tax Consequences to Non-U.S. Holders—Interest on the Notes” is duly provided or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it is:

•	a United States person;

•	a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	a controlled foreign corporation for U.S. federal income tax purposes; or

•

a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax Relating to Net Investment Income

For taxable years beginning after December 31, 2012, recently-enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain United States citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” would generally include gross income from interest, and net gain from the disposition of property, such as the notes, less certain deductions. Prospective investors should consult their tax advisors with respect to the tax consequences of the legislation described above.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (or ERISA), and Section 4975 of the Code prohibit plans that are subject to ERISA, plans and other arrangements that are subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of such plans and arrangements (collectively, the “Plans”) from engaging in specified transactions involving plan assets with persons or entities who are “parties in interests” (within the meaning of Section 3(14) of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) with respect to the Plan, unless an exemption is available. The acquisition and/or ownership of the notes by a Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Accordingly, to prevent the possibility of any such prohibited transaction, each purchaser of a note will be deemed to have represented by its purchase and holding of a note that its actions will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of an applicable statutory or administrative exception and will not violate any federal, state, local, non-U.S. or other laws, rules or regulations, which are similar to such provisions of ERISA or the Code (or Similar Law).

In addition, ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code. In considering an investment in the notes of a portion of the assets of any Plan, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Fiduciaries and other persons considering purchasing the notes on behalf of, or with the assets of, any Plan should consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment. The sale of the notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets the relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

UNDERWRITING

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

We, the subsidiary guarantors and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the total principal amount of notes shown in the following table.

Principal Amount of Notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC

Total	$

The underwriters are obligated to purchase all of the notes offered in this offering if any such notes are purchased.

The notes sold by the underwriters to the public initially will be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to     % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to     % of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We and the subsidiary guarantors have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because another underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the notes, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In addition to the underwriting discount discussed above, we estimate that our expenses for this offering will be approximately $854,000.

We and the subsidiary guarantors have agreed to jointly and severally indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are agents and/or lenders on our revolving credit facility, for which they each received customary compensation. Specifically, Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as co-syndication agent, joint lead arranger and a lender, J.P.Morgan Securities LLC or one of its affiliates acts as co-syndication agent and a lender and Credit Suisse Securities (USA) LLC or one of its affiliates acts as administrative agent, sole bookrunner, joint lead arranger and a lender under our revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

We anticipate using at least 5% of the net proceeds of this offering to repay outstanding indebtedness owed by us to affiliates of certain of the underwriters that are lenders under our revolving credit facility. See “Use of Proceeds.” Such payments constitute a “conflict of interest” under Rule 5121 of FINRA. Because the notes offered hereby are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with the offering. However, as required by FINRA Rule 5121, no sale of the notes offered hereby will be made by any affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

Selling Restrictions

Each of the underwriters, severally and not jointly, has represented and agreed that it has not and will not offer, sell, or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the notes, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require us to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable you to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to such underwriter or us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from, or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the notes and the guarantees will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Rayonier Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of Rayonier Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES

GUARANTEES

COMMON SHARES

PREFERRED SHARES

WARRANTS

RAYONIER OPERATING COMPANY LLC

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER FOREST RESOURCES, L.P.

DEBT SECURITIES

GUARANTEES

WARRANTS

By this prospectus, Rayonier Inc. may offer debt its securities, guarantees, common shares, preferred shares and warrants and each of Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P. may offer their debt securities and warrants. Additionally, any or all of the direct or indirect subsidiaries of Rayonier Inc. named herein, including Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P., may guarantee any debt securities offered by Rayonier Inc., Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. or Rayonier Forest Resources, L.P. When referenced in their capacity as guarantors, we refer to Rayonier Inc. and each of its direct and indirect subsidiaries herein as “guarantors.”

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Rayonier Inc.’s common shares are listed on the New York Stock Exchange under the symbol “RYN.”

INVESTING IN ANY OF THE SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER EACH OF THE FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS, AS WELL AS THE RISKS CONTAINED OR DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN ANY OF THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 29, 2012.

i

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

ii

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to “we,” “us,” “our,” “the company” and other similar references are to Rayonier Inc. and all of its subsidiaries (including each of the guarantors) on a consolidated basis. References to “Rayonier” are to Rayonier Inc., references to “Rayonier Operating Company” are to Rayonier Operating Company LLC, references to “TRS Holdings” are to Rayonier TRS Holdings Inc. and references to “Forest Resources” are to Rayonier Forest Resources, L.P.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Rayonier Inc., Rayonier Operating Company LLC, Rayonier TRS Holdings Inc. and Rayonier Forest Resources, L.P. may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and any such securities which are debt securities may be guaranteed by one or more guarantors.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Rayonier files annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. You can also obtain information about Rayonier at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Rayonier Operating Company, TRS Holdings and Forest Resources do not currently file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” although one or more of these companies may elect or may be required to do so in the future. You are encouraged to visit the SEC’s web site to view any future SEC filings that these companies might make.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities that we may offer. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

The SEC allows us to “incorporate by reference” the information we file, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make (other than information in such documents that is deemed not to be filed) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

•	Our Current Report on Form 8-K filed on January 4, 2012.

•	Our Registration Statement on Form 8-A/A filed on February 4, 1994 and any amendment or report filed for the purpose of updating such description.

We make available free of charge on or through our Internet website, www.rayonier.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports and statements filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any other documents available on our website are not incorporated by reference into this prospectus.

Alternatively, you may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

Investor Relations Department

Rayonier Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(904) 357-9100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference regarding anticipated financial outcomes including earnings guidance, if any, business and market conditions, outlook and other similar statements relating to our future financial and operational performance, are such “forward-looking statements.” These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar language.

All of our forward-looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future performance, and you should not place undue reliance on such statements. Our actual results may differ materially from those set forth or contemplated in our forward-looking statements. The following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this prospectus, any prospectus supplement and the documents we incorporate by reference:

•	the effect of the current economic downturn, which is impacting many areas of our economy, including the housing market, availability and cost of credit, and demand for our products and real estate;

•	the cyclical and competitive nature of the industries in which we operate;

•	fluctuations in demand for, or supply of, our forest products and real estate offerings;

•	entry of new competitors into our markets;

•	changes in global economic conditions and world events, including political changes in particular regions or countries;

•	the uncertainties of potential impacts of climate-related initiatives;

•	changes in energy and raw material prices, particularly for our Performance Fibers and Wood Products businesses;

•

impacts of the rising costs of fuel, including the cost and availability of transportation for our products, both domestically and internationally, and the cost and availability of third party logging and trucking services;

•	unanticipated equipment maintenance and repair requirements at our manufacturing facilities;

•	the geographic concentration of a significant portion of our timberland;

•	our ability to identify, finance and complete timberland acquisitions;

•

changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•

adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals;

•	interest rate and currency movements;

•	our capacity to incur additional debt, and any decision we may make to do so;

•	changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors;

•	the ability to complete like-kind exchanges of property;

•	changes in key management and personnel;

•

our ability to continue to qualify as a real estate investment trust, or REIT, and to fund distributions using cash generated through our taxable REIT subsidiaries and changes in tax laws that could reduce the benefits associated with REIT status;

•	our ability to execute our cellulose specialties expansion at our Jesup, Georgia performance fibers mill within our budgeted time and capital expenditure target; and

•	our ability to sell new cellulose specialties volume from our cellulose specialties expansion at our Jesup, Georgia performance fibers mill to our customers.

In addition, specifically with respect to our real estate business, the following important factors, among others, could cause actual results to differ materially from those in our forward-looking statements:

•	the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property;

•	the current downturn in the housing market;

•

the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control;

•	the potential for legal challenges to entitlements and permits in connection with our properties;

•	unexpected delays in the entry into or closing of real estate transactions;

•	the existence of competing developers and communities in the markets in which we own property;

•	the pace of development and the rate and timing of absorption of existing entitled property in the markets in which we own property;

•	changes in the demographics affecting projected population growth and migration to the Southeastern United States;

•

changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties;

•	the cost of the development of property generally, including the cost of property taxes, labor and construction materials;

•	the timing of construction and availability of public infrastructure; and

•	the availability of financing for real estate development and mortgage loans.

The above description of risks and uncertainties is not all-inclusive but is designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see “Risk Factors” herein and similar discussions in our other SEC filings, including, without limitation, our annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports we file with the SEC.

Forward-looking statements are only as of the date they are made, and we undertake no duty to update our forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports to the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY

We are a leading international forest products company primarily engaged in activities associated with timberland management, the sale and entitlement of real estate, and the production and sale of high value specialty cellulose fibers and fluff pulp. We believe that Rayonier is the seventh largest private timberland owner in the U.S. We own, lease or manage approximately 2.7 million acres of timberland and real estate located in the United States and New Zealand. Included in this property is approximately 200,000 acres of high value real estate located primarily along the coastal corridor from Savannah, Georgia to Daytona Beach, Florida. We own and operate two specialty cellulose mills in the United States. In addition, we manufacture lumber in three sawmills in Georgia and engage in the trading of logs.

Our shares are publicly traded on the NYSE under the symbol “RYN.” We are a North Carolina corporation with executive offices located at 1301 Riverplace Boulevard, Jacksonville, Florida 32207. Our telephone number is (904) 357-9100. Our website address is www.rayonier.com. The information contained on our website is not part of this prospectus unless it is otherwise filed with the SEC.

Rayonier is a REIT. Under this structure, we are generally not required to pay federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities contingent upon meeting applicable distribution, income, asset, shareholder and other tests.

Our U.S. timber operations are primarily conducted by our wholly-owned REIT subsidiaries. Our non-REIT qualifying operations, which are subject to corporate-level tax, are held by our wholly-owned taxable REIT subsidiary, TRS Holdings. These operations include our Performance Fibers, Wood Products and trading businesses, as well as the sale and entitlement of HBU properties.

RISK FACTORS

Investing in our securities involves a significant degree of risk. In deciding whether to invest in our securities, you should carefully consider those risk factors included in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we have incorporated by reference. Each of these factors could materially adversely affect our operations, financial results and the market price of our securities.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions, share repurchases and additions to our working capital.

RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges for the periods indicated are as follows:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	6.86x	5.56x	7.79x	4.46x	4.43x

We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before income taxes, plus (1) fixed charges, and (2) amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized and interest attributable to operating leases.

No ratios of combined fixed charges and preferred share dividends to earnings are shown because we have no outstanding preferred shares. Therefore, if shown, such ratios would be identical to the ratios of earnings to fixed charges shown above.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are exhibits to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms are incorporated herein by reference.

In this section references to “the issuer,” “we,” “our” and “us” refer either to Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry, Delivery and Form.”

Debt Securities May Be Senior or Subordinated

Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Rayonier, Rayonier Operating Company, TRS Holdings, Forest Resources or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be.

Neither any limited or general partner of Forest Resources, including Rayonier Operating Company, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Forest Resources or of any successor of any limited or general partner of Forest Resources will have any obligation for payment of debt securities or for any of Rayonier’s, Rayonier Operating Company’s, TRS Holdings’ or Forest Resources’ obligations, covenants or agreements contained in the debt securities or the applicable indenture. Similarly, no principal, shareholder, member, officer, director, trustee or employee of Rayonier, Rayonier Operating Company or TRS Holdings will have any obligation for payment of debt securities or for any of each others’ or Forest Resources’ obligations, covenants or agreements contained in the debt securities or applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. This waiver and release are part of the consideration for the issuance of debt securities and will not apply to the liability of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources solely in its capacity of guarantor of any series of debt securities to the extent of any such guarantee.

Any senior debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of the issuer’s other senior unsecured and unsubordinated debt.

The subordinated debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of the issuer’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. As of December 31, 2011, $773.1 million aggregate principal amount of Rayonier’s, Rayonier Operating Company’s, TRS Holdings’ and Forest Resources’ total indebtedness constituted senior indebtedness. None of the indentures limit the issuer’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier

The senior debt securities and the subordinated debt securities of Rayonier will each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier Operating Company, TRS Holdings and Forest Resources may, under each of Rayonier’s indentures, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Rayonier. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

The trustee under an indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “Events of Default, Remedies and Notice.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

See “The Trustee” below for more information about the trustee.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier Operating Company

The senior debt securities and the subordinated debt securities of Rayonier Operating Company will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier Operating Company, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier Operating Company are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, TRS Holdings and Forest Resources may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Rayonier Operating Company. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier Operating Company, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of TRS Holdings

The senior debt securities and the subordinated debt securities of TRS Holdings will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between TRS Holdings, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of TRS Holdings are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, Rayonier Operating Company and Forest Resources may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of TRS Holdings. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of TRS Holdings, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Forest Resources

The senior debt securities and the subordinated debt securities of Forest Resources will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Forest Resources, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The form of indentures governing the debt securities of Forest Resources are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, Rayonier Operating Company and TRS Holdings may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Forest Resources. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, guarantor or the trustee with respect to any debt securities of Forest Resources, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under a debt indenture as we wish. When we refer to a series of debt securities, we mean a series issued under the applicable indenture. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

Amounts That We May Issue

None of the indentures will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit Rayonier’s, Rayonier Operating Company’s, TRS Holdings’ or Forest Resources’ ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Rayonier, Rayonier Operating Company, TRS Holdings nor Forest Resources is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	whether the issuer of the debt securities is Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources;

•	whether they will be guaranteed by any of the guarantors;

•	the form and title of the debt securities;

•

whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on these deferred amounts will be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	any changes to or additional Events of Default (as described below in “Events of Defaults, Remedies and Notices”) or covenants;

•	the terms, if any, upon which the debt securities may be convertible into or exchanged for stock, other debt securities or other securities;

•	any additional covenants (see “Other Covenants” below); and

•	any other terms of the debt securities or any applicable guarantee.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the term of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Events of Default, Remedies and Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement.

Merger, Amalgamation, Consolidation and Sale of Assets

Each of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources is generally permitted to merge or consolidate with another entity. Each of Rayonier, Rayonier Operating Company, TRS Holdings and Forest Resources is also permitted to sell its assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership, trust or limited liability company organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

•

Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “Events of Default, Remedies and Notice.”

•

The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

•

The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

Notwithstanding the foregoing, this covenant shall not prohibit a merger or consolidation with, or transfer of all or substantially all assets to, an entity which at the time of such merger, consolidation or transfer is wholly owned.

If the conditions described above are satisfied with respect to the debt securities of any series, Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

Any limitation applicable to the ability of any of the guarantors, including Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the case may be, in its capacity as guarantor of debt securities of any series of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources to participate in any of the actions described above will be set forth in the supplemental indenture for such series of debt securities.

Reports

So long as any debt securities are outstanding, Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as the issuer of such debt securities, as applicable, will file with the trustee, within 15 days after they are required to be filed with the SEC, copies of the annual reports and of the information, documents and other reports which Rayonier, such issuer or any guarantor of such debt securities is required to file with the SEC pursuant to the Exchange Act.

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series of debt securities.

Events of Default, Remedies and Notice

Events of Default

Unless otherwise indicated in an accompanying prospectus supplement, each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment, if any, on any debt securities of that series when due;

•

failure to comply for 60 days (or 180 days in the case of a Reporting Failure as defined below) after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series;

•	our bankruptcy, insolvency or reorganization; or

•

if any series of debt securities is entitled to the benefits of a guarantee by any of the guarantors, the guarantee by any of the guarantors ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the indenture) or is declared null and void in a judicial proceeding, or any of the guarantors denies or disaffirms its obligations under the indenture or the guarantee.

“Reporting Failure” means Rayonier’s failure to file with the trustee, within 15 days after Rayonier is required to file the same with the SEC within the time periods specified in the Exchange Act or in the relevant forms thereunder (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the annual reports, information, documents or other reports which Rayonier may be required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.

Exercise of Remedies

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be outstanding under the indenture. If an Event of Default occurs with respect to a series of debt securities, other than an Event of Default described in the fifth bullet point above, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

A default under the fourth bullet point above will not constitute an Event of Default with respect to a series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days (or 180 days in the case of a Reporting Failure) after receipt of notice.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•

all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

The trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. No holder of debt securities of any series may pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security;

•

the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period; and

•	this provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.

The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the indenture;

•	the trustee determines is unduly prejudicial to the rights of any other holder; or

•	would involve the trustee in personal liability.

Notice of Events of Default

Upon the occurrence of a Default or an Event of Default, we are required to give written notice to the trustee and indicate what action we propose to take to cure it. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any Default or Event of Default has occurred during the previous year.

If a Default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must mail to each holder of debt securities of that series a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to the debt securities of any series, the trustee may withhold such notice but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders of debt securities of that series.

Amendments and Waivers

We may amend the indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	secure the debt securities or add guarantees of debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate trustee;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	establish the form or terms of debt securities of any series to be issued under the indenture.

In addition, we may amend the indenture if the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected consent to it. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	make any change to an amendment provision which requires each holder’s consent;

•	make any change in the waiver provisions; or

•

modify or affect in any adverse manner the terms and conditions of the obligations of any of the guarantors in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt security of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources as the case may be.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past Default or Event of Default with respect to that series, except one in respect of:

•	the payment of principal of, premium, if any, or interest on any debt securities of that series; or

•	a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

Neither Rayonier, Rayonier Operating Company, TRS Holdings nor Forest Resources may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Rayonier, Rayonier Operating Company, TRS Holdings nor Forest Resources may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Defeasance and Discharge

At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:

•	relating to the defeasance trust, including the rights of holders to receive payments from the trust;

•	to register the transfer or exchange of the debt securities of that series;

•	to replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	to maintain a registrar and paying agent in respect of the debt securities of that series.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under or the operation of:

•	some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and

•	any Event of Default that is added specifically for such series and described in a prospectus supplement.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

•

irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

•	comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

•

deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of, premium, if any, and interest on their debt securities through maturity.

Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however.

In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Book Entry, Delivery and Form

We may issue debt securities of a series in the form of one or more global certificates deposited with a depositary. We expect that DTC will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be registered in the name of DTC’s nominee, Cede & Co., and deposited with or on behalf of DTC, and we will not issue physical certificates to any holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities.

Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

DTC advises us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., NYSE Euronext and the Financial Industry Regulatory Authority, or FINRA. The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

We will wire principal, premium, if any, and interest payments due on the global securities to DTC’s nominee. We, the trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.”

Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the trustee or us.

Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and in any case a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

The Trustee

The prospectus supplement relating to any series of debt securities will identify the trustee.

The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest after a Default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.

If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.

The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

Rayonier may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier Operating Company, TRS Holdings or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier Operating Company, TRS Holdings or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, Rayonier will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Rayonier Operating Company may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, TRS Holdings or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, TRS Holdings or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, Rayonier Operating Company will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier Operating Company. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

TRS Holdings may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, TRS Holdings will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by TRS Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Forest Resources may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security, Forest Resources will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Forest Resources. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

In addition to the guarantees described above, any of Rayonier’s direct or indirect subsidiaries, each an “additional subsidiary guarantor,” may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company, TRS Holdings or Forest Resources to punctually pay any principal, premium or interest on any guaranteed debt security, the additional subsidiary guarantor will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the additional subsidiary guarantor. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. The additional subsidiary guarantors are as follows:

Belfast Commerce Centre LLC	Rayonier Performance Fibers, LLC

Neoga Lakes, LLC	Rayonier Products LLC

Rayonier Canterbury, LLC	Rayonier Properties, LLC

Rayonier East Nassau Timber Properties I, LLC	Rayonier Timberlands Management, LLC

Rayonier East Nassau Timber Properties II, LLC	Rayonier TRS Forest Operations, LLC

Rayonier East Nassau Timber Properties III, LLC	Rayonier TRS Louisiana Operations Inc.

Rayonier East Nassau Timber Properties IV, LLC	Rayonier TRS Mississippi Operations Inc.

Rayonier East Nassau Timber Properties V, LLC	Rayonier TRS Tennessee Operations Inc.

Rayonier East Nassau Timber Properties VI, LLC	Rayonier Wood Procurement, LLC

Rayonier East Nassau Timber Properties VII, LLC	Rayonier Wood Products, L.L.C.

Rayonier Gulf Timberlands LLC	Southern Wood Piedmont Company

Rayonier Louisiana Timberlands LLC	TerraPointe LLC

Rayonier Minerals, LLC	TerraPointe Services Inc.

DESCRIPTION OF CAPITAL STOCK

In this section, references to “we,” “our” and “us” refer to Rayonier Inc. and not to any subsidiaries.

As of December 31, 2011, our authorized capital stock was 255,000,000 shares. Those shares consisted of: (a) 15,000,000 preferred shares, none of which were outstanding; and (b) 240,000,000 common shares, no par value. As of December 31, 2011, 122,035,177 common shares were issued and outstanding. As of that date, we also had 33,216,935 common shares reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans, upon exchange of TRS Holdings’ outstanding 3.75% Senior Exchangeable Notes due 2012, upon exchange of TRS Holdings’ outstanding 4.50% Senior Exchangeable Notes due 2015 and upon exercise of warrants we sold contemporaneously with the issuances thereof.

Common Shares

Listing

Our outstanding common shares are listed on the New York Stock Exchange under the symbol “RYN.” Any additional common shares we issue also will be listed on the New York Stock Exchange.

Dividends

Subject to the rights of any series of preferred shares that we may issue, the holders of common shares may receive dividends when and as declared by the board of directors. Dividends may be paid in cash, shares or other form out of legally available funds.

Fully Paid

All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

Voting Rights

Subject to any special voting rights of any series of preferred shares that we may issue in the future, the holders of common shares may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Holders of common shares may not cumulate their votes in the election of directors.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any. The holders of common shares have no preemptive rights. Common shares are not subject to any redemption provisions and are not convertible into any other securities.

Preferred Shares

Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. Subject to the provisions of our articles of incorporation and limitations prescribed by North Carolina law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred shares, the number of shares constituting each series and the terms and conditions of issue. Our articles of incorporation limit the amount any holder of preferred shares is entitled to receive upon an involuntary liquidation of Rayonier to $100 per preferred share.

If we offer preferred shares, the specific designations and rights will be described in the prospectus supplement relating to the preferred shares offered. The registration statement of which this prospectus forms a part will incorporate by reference the certificate of amendment of our charter relating to the offered series of preferred shares.

Undesignated preferred shares may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of preferred shares may adversely affect the rights of the holders of our common shares. For example, any preferred shares issued may rank prior to our common shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into common shares. As a result, the issuance of preferred shares may discourage bids for our common shares or may otherwise adversely affect the market price of our common shares or any existing preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our articles of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

Classified Board of Directors and Limitations on Removal of Directors

Our articles of incorporation provide that the board of directors is divided into three classes as nearly equal in number as possible. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of shareholders. Directors can be removed only for cause. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

Blank Check Preferred Shares

Our certificate of incorporation authorizes the issuance of blank check preferred shares. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred shares and could issue such shares in either private or public transactions. In some circumstances, the blank check preferred shares could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Amendment of our Bylaws

Our bylaws may be amended or repealed by our board of directors, including any bylaw adopted, amended or repealed by our shareholders.

North Carolina Shareholder Protection Act

The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any other entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the act are satisfied.

“Business combination” is defined by the statute as (i) any merger, consolidation or conversion of a corporation with or into any other entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof by any other entity of assets having a value of $5,000,000 or more in exchange for securities of the corporation.

The act contains provisions that allowed a corporation to “opt out” of the applicability of the act’s voting provisions within specified time periods that generally have expired. The act applies to Rayonier since we did not opt out within these time periods.

Special Meetings of Shareholders

Neither our articles of incorporation nor our bylaws give shareholders the right to call a special meeting of shareholders. Our bylaws provide that special meetings of shareholders may be called only by our board of directors.

Requirements for Qualification as a REIT

In order to maintain our qualification as a REIT, we must abide by certain provisions in the Internal Revenue Code of 1986, as amended, including rules restricting concentration of ownership. For more information, please see “Certain Federal Income Tax Consequences—Organizational and Ownership Requirements.”

Limitation of Liability of Officers and Directors

Our articles of incorporation limit the liability of our directors to us and our shareholders to the fullest extent permitted by North Carolina law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s duty in such capacity, except for liability:

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful distributions as provided in Section 55-8-33 of the North Carolina Business Corporation Act; or

•	for any transaction from which the officer or director derived an improper personal benefit.

Our articles of incorporation also provide indemnification to our directors and officers to the maximum extent allowed by North Carolina law as it exists now or may hereafter be amended. Our directors and officers generally are entitled to indemnity against all liabilities and expenses in any suit or preceding, including a derivative suit, arising out of their status or activities as directors or officers, unless the actions taken by the individual to be indemnified were at the time taken known or believed by him or her to be clearly in conflict with our best interests.

The inclusion of these provisions in our articles of incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duties, even though such an action, if successful, might have otherwise benefited us and our shareholders. These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent and Registrar

Our transfer agent and registrar of the common shares is The Bank of New York Mellon Trust Company, N.A.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants by the named issuer will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise prices are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of December 31, 2011, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants by the named issuer will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of December 31, 2011, no preferred share warrants or common share warrants were outstanding.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material United States federal income tax considerations relating to our taxation and qualification as a REIT. The information in this discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, current, temporary and proposed Treasury Regulations thereunder, existing administrative interpretations and practices of the Internal Revenue Service, or the “IRS,” and judicial decisions, all of which are subject to change, possibly with retroactive effect. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations or judicial decisions will not significantly change the current law or adversely affect existing interpretations of current law. In addition, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions or positions described in the discussion set forth below.

Taxation of Rayonier

General

Under federal income tax law, if certain detailed conditions imposed by the Code and related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a REIT for federal income tax purposes. These conditions relate, in part, to the nature of the entity’s assets and income. Provided we qualify as a REIT, we will generally not be subject to federal corporate income tax on taxable income that we distribute to our shareholders each year. This treatment substantially eliminates the “double taxation” that ordinarily applies to regular corporations that are subject to taxation once at the corporate level, when income is earned, and again at the shareholder level, when that income is distributed.

We have elected to be treated for federal income tax purposes as a REIT commencing with our taxable year ending December 31, 2004. Although no assurance can be given, we believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT as of January 1, 2004 and through the date of this filing, and we intend to continue to operate in such a manner. In addition, as described more fully under “Income Tests” below, we have received a private letter ruling from the IRS substantially to the effect that our timberlands, including our timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests discussed below and that the gains we derive from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. However, our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. In addition, no assurance can be given that the IRS will not challenge the conclusions and tax positions described in this discussion. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “Failure to Qualify as a REIT.”

Provided we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation.

Even if we qualify to be taxed as a REIT, we will be subject to federal tax under certain circumstances, including the following:

•	We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•

If in a taxable transaction we dispose of an asset held at the REIT level that we owned at the time of our January 1, 2004 REIT conversion which had a fair market value on the conversion date in excess of its tax basis, referred to as “built-in gain,” we will be subject to tax on the built-in gain at the highest regular corporate rate applicable if the disposition of that asset occurs during the ten-year period following our REIT conversion. In addition, if we acquire an asset from a corporation that is subject to corporate-level tax under subchapter C of the Code in a transaction in which our basis in the asset is determined by reference to the transferor’s basis (a “carryover basis transaction”), we will similarly be subject to tax at the highest regular corporate rate applicable if we recognize gain on a disposition of the asset during the ten-year period following our acquisition of the asset. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax. Thus, we will not be subject to the built-in gains tax on the income we derive from the harvesting and sale of timber from timberlands we held at the time of our REIT conversion or from timberlands we acquire in the future in a carryover basis transaction from a corporation subject to tax under subchapter C if sold pursuant to such timber cutting contracts.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•	We may be subject to the “alternative minimum tax” as a consequence of our items of tax preference.

•

If we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate (currently 35%) on such income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by property or on a lease of the property.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test as discussed below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary, or TRS, if and to the extent that the IRS successfully determines the items were transacted at less than arm’s length and adjusts the reported amounts of these items.

In addition, we, including our subsidiaries and affiliated entities, may be subject to a variety of taxes, including payroll taxes and state, local and non-U.S. income, property and other taxes on our assets and operations. Our taxable REIT subsidiaries will also be subject to federal corporate income taxes on their taxable income.

Requirements for Qualification

We elected to be treated as a REIT beginning with our taxable year ended December 31, 2004. In order to continue to qualify as a REIT, we must meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Though our charter does not provide restrictions regarding transfers of our shares, we anticipate that the current diversity of our shareholder base will continue and that we will satisfy the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must request written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the request is required by applicable Treasury Regulations to submit a statement with its tax return disclosing its actual ownership of the shares and other information. If we comply with these requirements and do not know, or exercising reasonable due diligence, would not have known, of our failure to meet condition (6) above, we will be treated as having met such condition.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests described below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by one or more other disregarded subsidiaries of the REIT, or by a combination of the two. Certain other entities, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, so that their income and assets are treated as income and assets of their regarded owners, including for purposes of the REIT gross income and asset tests. As of the date of this prospectus, Rayonier Operating Company and Forest Resources are treated as disregarded entities for federal income tax purposes, but they would be treated as partnerships if anyone other than us or one of our disregarded subsidiaries acquired an equity interest therein. Disregarded subsidiaries and disregarded entities are sometimes referred to herein as “pass-through subsidiaries.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its taxable income.

A REIT is not treated as holding the assets of a TRS or as receiving directly any income that a TRS earns. Rather, the shares of a TRS are an asset in the hands of the REIT, and the REIT recognizes as income any dividends that it receives from a TRS. This treatment can affect the gross income and asset test calculations described below.

Partnerships

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests described below.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, for each taxable year we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from investments relating to real property or mortgages on real property (including “rents from real property” and “gain from the sale or other disposition of real property”) or from certain types of temporary investments. Second, for each taxable year we must derive, directly or indirectly, at least 95% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from real property investments that satisfy the 75% test, dividends, interest and gain from the sale or disposition of shares or securities.

If we should realize any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any partnership in which we are a partner) then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. Such income would, however, be subject to a 100% tax. We attempt to conduct any activities that could give rise to a prohibited transaction through our taxable REIT subsidiaries. For example, the manufacture and sale of wood products, certain types of timberland sales and sales of logs are conducted through our taxable REIT subsidiaries. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. However, sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands (other than those undertaken by our taxable REIT subsidiaries) qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. Substantially all of the rental income that we have received in the past and anticipate to receive in the future is derived from hunting leases, beekeeping leases, leases for the use of real property and the rental of rights of way through certain properties. We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. While we do not expect that we will receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income test.

In addition, we have received a private letter ruling from the IRS substantially to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. In reaching these conclusions, the IRS expressly relied upon a representation from us that our disposal of timber pursuant to these timber cutting contracts will qualify as disposal of timber under Section 631(b) of the Code.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “General,” even if these relief provisions apply, a tax would be imposed with respect to the excess non-qualifying gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	First, at least 75% of the value of our total assets must consist of:

—	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

—	cash or cash items, including certain receivables;

—	government securities;

—	interests in mortgages on real property;

—	shares in other REITs; and

—	investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term.

•	Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

•

Third, other than investments included in the 75% asset class or securities of our taxable REIT subsidiaries, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•

Fourth, other than investments included in the 75% asset class or securities of our taxable REIT subsidiaries, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fifth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second, third and fourth asset tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or another disregarded entity, or equity interests in a partnership. Various securities, such as certain “straight debt” securities, are not treated as securities for purposes of the 10% value test.

The board of directors will determine the value of Rayonier’s assets for the purpose of ascertaining compliance with the REIT asset tests. Such a determination is binding upon the IRS so long as our board of directors acts in good faith. As of the date of this prospectus, we believe that we have satisfied the 75% asset test described above related to the value of our real estate assets, and we expect that, after the date of this prospectus, we will continue to meet the 75% asset test.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets and is not wholly or partly caused by our acquisition of one or more non-qualifying assets. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

A relief provision in the Code allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. Specifically, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “—Failure to Qualify as a REIT.”

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income. These distributions must be paid (or treated as paid) in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example, due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Distribution of C Corporation Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed tax earnings and profits (“E&P”) that is attributable to a C corporation taxable year (“C corporation E&P”). We believe that we distributed all of our C corporation E&P on or prior to December 31, 2003.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and, in fact, would not be required to be made. In such event, all distributions to shareholders would be subject to tax as ordinary income (and, through 2012 , as qualified dividend income to individual U.S. shareholders), to the extent of our current and accumulated E&P. Subject to certain limitations, corporate U.S. shareholders may be eligible for the dividends received deduction. After having qualified as a REIT, if we later fail to so qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be subject to tax as a REIT for the four taxable years following the year during which our REIT qualification was lost.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, guarantees, preferred shares, common shares or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Rayonier Operating Company, TRS Holdings, Forest Resources or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia and Charlotte, North Carolina, or by counsel named in a prospectus supplement. Certain tax matters will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Rayonier Inc.’s Annual Report on Form 10-K and the effectiveness of Rayonier Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Rayonier Inc.

% Senior Notes due 2022

Prospectus Supplement

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Credit Suisse

                    , 2012